UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 21, 2004
                                                    ----------------


                              Snap-on Incorporated
             (Exact name of registrant as specified in its charter)


           Delaware                       1-7724                39-0622040
           --------                       ------                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification  No.)


          10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603
          -------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:   (262) 656-5200
                                                      ---------------

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Item 7. Financial Statements and Exhibits
-----------------------------------------

(c)  Exhibits

     99   Press Release of Snap-on Incorporated, dated January 21, 2004


Item 12. Results of Operations and Financial Condition
------------------------------------------------------

On January 21, 2004, Snap-on Incorporated (the "Corporation") issued a press release entitled "Snap-on Estimates Results of $1.34 -$1.35 EPS for Full-year 2003; Anticipates EPS of $1.80 - $2.20 for Full-year 2004; Reports strong cash flow from operating activities - exceeded $175 million for 2003; Signs of recovery heading into 2004; Expects to accelerate share repurchase activity." The text of the press release is incorporated herein by reference. The press release is being furnished pursuant to Item 12 - Results of Operations and Financial Condition.

The press release also contains cautionary statements identifying important factors that could cause actual results of the Corporation to differ materially from those described in any forward-looking statement of the Corporation.

The press release also contains information concerning the impacts of foreign currency translation on certain items of reported results, and this information may include non-GAAP financial measures. The Corporation presents information in this manner to show changes in these items of reported results apart from those related to the quarterly volatility of foreign currency changes.

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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   SNAP-ON INCORPORATED



Date:  January 21, 2004            By:     /s/ Martin M. Ellen
                                      ------------------------------------------
                                   Martin M. Ellen, Principal Financial Officer,
                                   Senior Vice President - Finance and
                                   Chief Financial Officer

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

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------
99                Press Release of Snap-on Incorporated, dated January 21, 2004 entitled "Snap-on Estimates Results of $1.34 -$1.35 EPS for
                  Full-year 2003; Anticipates EPS of $1.80 - $2.20 for
                  Full-year 2004; Reports strong cash flow from operating activities - exceeded $175 million for 2003; Signs of recovery heading into 2004; Expects to accelerate share repurchase activity."

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